Exhibit 3.1

BYLAWS OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION

As amended and restated December 20, 2012

FREDDIE MAC BYLAWS

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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ARTICLE 1 – OFFICES

Section 1.1 Offices. The principal office of the Corporation shall be in Fairfax County, Virginia or at any other place determined by the Board of Directors. The Corporation may have such other offices as the Board of Directors or the Chief Executive Officer shall determine appropriate.

ARTICLE 2 – CAPITAL STOCK

Section 2.1 Issuance. The Board of Directors shall have the power to authorize the issuance of one or more classes or series of stock of the Corporation, including, without limitation, voting common and preferred stock. All stock shall be issued on such terms and conditions as the Board of Directors shall prescribe from time to time.

Section 2.2 Common Stock. The voting common stock of the Corporation (the “Common Stock”) shall consist of such number of shares as may be issued or authorized for issuance from time to time by the Board of Directors (without limitation upon the authority of the Board of Directors to authorize the issuance of additional shares from time to time). The Common Stock shall have the designation, powers, rights, privileges, qualifications, limitations, restrictions, terms and conditions set forth in the Eighth Amended and Restated Certificate of Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Voting Common Stock adopted on September 10, 2008, as further amended or restated from time to time (the “Common Stock Certificate of Designation”). No holder of Common Stock shall as such holder have any preemptive right to purchase or subscribe for any other shares, rights, options, or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

Section 2.3 Preferred Stock. The preferred stock of the Corporation shall consist of such number of shares as may be issued or authorized for issuance from time to time by the Board of Directors (without limitation upon the authority of the Board of Directors to authorize the issuance of additional shares from time to time). Each class of preferred stock shall have the designation, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions set forth in the certificate of designation approved by the Board of Directors for such class.

Section 2.4 Consideration. Shares of stock may be issued to the Corporation’s stockholders pro rata and without consideration. Shares of stock may also be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation as the Board of Directors deems appropriate. Upon the Board of Directors making a good faith determination that the consideration received for the shares to be issued is adequate, the shares issued therefor shall be fully paid and nonassessable.

Section 2.5 Shares Owned by the Corporation. Any shares of capital stock owned by the Corporation shall retain the status of issued shares, unless and until the

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Corporation shall retire and cancel the same, but such shares shall not be regarded as outstanding while so owned.

Section 2.6 Fractional Shares. No fractional interests in shares of common stock will be created or recognized by the Corporation except as otherwise provided in the Corporation’s Employee Stock Purchase Plan or any other executive compensation or employee benefit plan or any direct stock purchase plan currently in effect or hereafter adopted by the Corporation. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon dissolution.

Section 2.7 Certificates.

(a) The Board of Directors may authorize the issuance of shares of stock of the Corporation with or without certificates. The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. Stock certificates shall be in the form approved by the Corporate Secretary. Each stock certificate shall contain the name of the Corporation, the name of the stockholder, the number and kind of shares of stock owned by such stockholder, and reference to any other material terms of the stock represented thereby, including, without limitation, the information required to be set forth on such certificates by the Common Stock Certificate of Designation, shall be signed by the Chief Executive Officer or President and countersigned by the Corporate Secretary or an Assistant Secretary, and shall be sealed with the Corporation’s seal or a facsimile of such seal. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the registered stockholder a written statement containing the information required to be set forth on the certificates, including, without limitation, the information required to be set forth on such certificates by the Common Stock Certificate of Designation, or a statement that the Corporation will furnish such information upon request and without charge.

(b) When any stock certificate is countersigned by a transfer agent or a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile. If any corporate officer who has signed any certificate ceases to be a corporate officer before such certificate is issued, whether because of death, resignation or otherwise, the certificate may nevertheless be issued and delivered by the Corporation as if such officer had not ceased to be such as of the certificate’s issue date.

Section 2.8 Transfer of Shares. Except as otherwise provided in the Corporation’s Employee Stock Purchase Plan or any other executive compensation or employee benefit plan or any direct stock purchase plan currently in effect or hereafter adopted by the Corporation, the Common Stock shall be transferable only in whole shares. Subject to the foregoing, the stock of the Corporation shall be transferable or

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assignable only on the transfer books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation by the registered holder thereof, in person or by a duly authorized attorney, and, in the case of certificated shares, upon the surrender and cancellation of such certificates representing the shares to be transferred, properly endorsed and, if sought to be transferred by such attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issuance, transfer and registration of certificates of stock as it may deem appropriate.

Section 2.9 Lost, Destroyed and Mutilated Certificates. If any holder of the shares of the Corporation in certificated form shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate(s), the Chief Executive Officer may, in his or her discretion, cause one or more new certificate(s) for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate, or upon delivery by the stockholder or such stockholder’s legal representative of a bond, with or without surety, or such other agreement, undertaking or security as the Corporate Secretary shall determine is appropriate, to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate(s) or the issuance of any new certificate(s).

Section 2.10 Fixing a Record Date. Except as otherwise provided in the Common Stock Certificate of Designation, or any other certificate of designation relating to any class of the Corporation’s preferred stock, for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of stockholders and, in the case of record dates for dividends on the preferred stock, subject to any additional limitations set forth in the related certificate of designation. If no record date is fixed for the determination of (i) stockholders entitled to notice of, or to vote at, a meeting of stockholders or (ii) stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are first mailed or otherwise given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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Section 2.11 Record of Stockholders. A record shall be kept of the names of the persons and entities owning the stock represented by each share of stock of the Corporation, the number of shares represented by each certificate or information statement issued in respect of noncertificated shares and the dates of issuance thereof in a form that permits the preparation of a list of the names and addresses of all stockholders in alphabetical order showing the number of shares held by each.

Section 2.12 Ownership of Shares. The Corporation and any agent thereof may deem and treat the holder of a share or shares of stock, as shown in the Corporation’s books and records, as the absolute owner of such share or shares of stock for the purpose of receiving payment of dividends in respect of such share or shares of stock and for all other purposes whatsoever, and neither the Corporation nor any agent thereof shall be affected by any notice to the contrary. All payments made to or upon the order of any such person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by the Corporation on or with respect to any such share or shares of stock.

Section 2.13 Share Options and Other Instruments. The Corporation may issue rights, options or warrants for the purchase of shares or other securities of the Corporation, subject to stockholder approval to the extent required by applicable laws, regulations or listing standards. The Board of Directors may authorize the issuance of rights, options or warrants and determine the terms upon which the rights, options or warrants are issued, including, without limitation, the consideration for which the shares or other securities are to be issued. The authorization for the Corporation to issue such rights, options or warrants constitutes authorization of the issuance of the shares or other securities for which the rights, options or warrants are exercisable.

ARTICLE 3 – MEETINGS OF THE STOCKHOLDERS

Section 3.1 Annual Meetings.

(a) An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date, at such time and at such place as the Board of Directors shall each year fix, which date shall be within 15 months after the immediately preceding meeting of stockholders. The failure to hold an annual meeting at the time stated in, or fixed in accordance with, these Bylaws shall not affect the validity of any corporate action.

(b) Upon notice to the Corporation, any stockholder of the Corporation entitled to participate in an annual meeting may petition the United States District Court for the district within which the Corporation’s principal office is located to order an annual meeting of stockholders if an annual meeting has not been held within 15 months after the Corporation’s immediately preceding annual meeting. The court may fix the time and place of the meeting, determine the shares entitled to notice of and to vote at the

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meeting, prescribe the form and content of the meeting notice and enter other orders necessary to accomplish the purpose or purposes of the meeting.

Section 3.2 Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by a majority of the directors then in office or the Chairman of the Board (“Chairman”), and shall be held on such date, at such time and at such place as they or he or she shall fix.

(b) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may also be called by the Corporate Secretary upon the written request of the holders of at least a majority of all shares of voting stock entitled to vote; provided, however, a special meeting of the stockholders for the purposes of Section 4.16 of these Bylaws must be requested by the holders of at least one-third of all shares of voting stock entitled to vote. A special meeting of the stockholders called pursuant to the preceding sentence shall be referred to in these Bylaws as a “Stockholder Requested Special Meeting”. A Stockholder Requested Special Meeting shall be held on such date, at such time and at such place as determined by the Corporate Secretary as soon as is reasonably practicable following the Corporation’s receipt of a written request that is in compliance with this Section 3.2 (the “Delivery Date”) and, unless the penultimate paragraph of this Section applies, within 75 calendar days of the Delivery Date. The record date for determining stockholders entitled to request for a Stockholder Requested Special Meeting shall be the later of (i) the date the first stockholder signs the request, or (ii) the earliest record date permitted by Section 2.10 of these Bylaws.

Upon notice to the Corporation, any stockholder of the Corporation who signed the request for a Stockholder Requested Special Meeting, may petition the United States District Court for the district within which the Corporation’s principal office is located to order a special meeting of stockholders if a special meeting notice has not been held as provided herein. The court may fix the time and place of the meeting, determine the shares entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, and enter other orders necessary to accomplish the purpose or purposes of the meeting.

A written request of the holders of the voting stock made pursuant to this Section 3.2 must (i) be signed, dated and delivered to the Corporate Secretary at the principal executive offices of the Corporation by each stockholder making the request for a Stockholder Requested Special Meeting, (ii) identify the name and record address of each stockholder making the request for a Stockholder Requested Special Meeting, (iii) include a brief description of the business desired to be brought before such Stockholder Requested Special Meeting, the reasons for conducting such business, a statement of specific purpose(s) of the meeting and the matter proposed to be acted on

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at it, which matter must be a proper subject for stockholder action, (iv) shall be accompanied by documentation to verify the class and number of shares of the Corporation that are beneficially owned by each stockholder making such request in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), specifically Rule 14a-8(b)(2) of Regulation 14A (Solicitation of Proxies) (the “Proxy Rules Requirement”), (v) contain a representation that each stockholder submitting the request intends to appear in person or by proxy at the Stockholder Requested Special Meeting to transact the business specified, and (vi) contain a representation that each stockholder submitting the request intends to continue ownership of shares of the voting stock through the date of the Stockholder Requested Special Meeting. The Corporation may require any stockholder making such request to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of stockholders to make a written request pursuant to this Section 3.2. Failure of the stockholders who sign the request for a Stockholder Requested Special Meeting to comply with the representations identified in (v) and (vi) above, shall be deemed to constitute a revocation of such request. Any stockholder who submitted a request for a Stockholder Requested Special Meeting may revoke such request at any time by written revocation delivered to the Corporate Secretary at the principal executive offices of the Corporation.

The Corporate Secretary shall not be required to call a Stockholder Requested Special Meeting if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than 75 days after the Delivery Date and the purpose(s) of such meeting includes the purpose(s) specified by the requisite number of stockholders in the special meeting request(s), or (ii) an annual or special meeting was held not more than 12 months before the Delivery Date, which included the purpose(s) specified by the requisite number of stockholders in the special meeting request(s), with such determination being made in good faith by the Board of Directors. In determining whether a request for a Stockholder Requested Special Meeting has been submitted by stockholders holding the requisite number of shares of voting stock, there may be excluded from the computation, the shares of the voting stock owned by any stockholder who has signed the request for a Stockholder Requested Special Meeting at any time during the 2 calendar years preceding the Delivery Date and has failed to comply with the representations identified in (v) and (vi) above.

(c) At a special meeting, no business shall be transacted and no action shall be taken other than as stated in the notice of the meeting; provided that nothing herein shall prohibit the Board of Directors from submitting other matters to the stockholders at a Stockholder Requested Special Meeting.

Section 3.3 Notice of Meetings.

(a) Written or printed notice of the date, time and place of all meetings of the stockholders and, in the case of a special meeting, the purpose or purposes for which

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the meeting is called, shall be given no fewer than 10 nor more than 60 days before the date on which the meeting is to be held, to each holder of voting stock entitled to vote at such meeting, except as otherwise provided in these Bylaws.

When a meeting is adjourned to another date, time or place, written notice need not be given of the adjourned meeting if the date, time or place thereof are announced at the meeting at which the adjournment is taken; provided, however, that, if the date of any adjourned meeting is more than 120 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the date, time or place of the adjourned meeting shall be given in conformity herewith.

(b) A stockholder’s attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

Notwithstanding the foregoing, no notice of a stockholders’ meeting need be given to a stockholder if (i) an annual report and proxy statements for two consecutive annual meetings of stockholders or (ii) all, and at least two, checks for payment of dividends or interest on securities during a twelve-month period have been sent by first-class United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, and have been returned undeliverable. The obligation of the Corporation to give notice of stockholders’ meetings to any such stockholder shall be reinstated once the Corporation has received a new address for such stockholder for entry on its stock transfer books, a reaffirmation of the address appearing therein or a written consent from the stockholder to the receipt of notices by electronic transmission, specifying the address to which such notices should be electronically transmitted.

(c) For purposes of these Bylaws, “electronic transmission” means any form or process of communication, not directly involving the physical transfer of paper or other tangible medium, that (i) is suitable for the retention, retrieval, and reproduction of information by the recipient and (ii) is retrievable in paper form by the recipient through an automated process used in conventional commercial practice; provided, however, a notice or other communication may be in the form of an electronic transmission that cannot be directly reproduced in paper form by the recipient through an automated process used in conventional commercial practice if (x) the electronic transmission is otherwise retrievable in perceivable form and (y) the sender and the recipient have consented in writing to the use of such form of electronic transmission.

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Section 3.4 Quorum.

(a) At any meeting of the stockholders, the holders of a majority of all shares of voting stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except as otherwise provided in this Section. If a quorum shall fail to attend a meeting, the chairman of the meeting or the holders of a majority of all shares of voting stock entitled to vote at the meeting who are present, in person or by proxy, may adjourn the meeting to another date, time or place.

(b) Once a share of stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

Section 3.5 Organization. The Chairman or, in the absence of the Chairman, another director designee of the Board of Directors or, in the absence of the Chairman and such a designation, the Chief Executive Officer or in his or her absence, the President or, in the absence of both such officers, such person as may be chosen by the holders of a majority of all shares of voting stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and shall act as chairman of the meeting. In the absence of the Corporate Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 3.6 Conduct of Business.

(a) The chairman of any meeting of stockholders shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting, including such regulation of the manner of voting and the conduct of discussion, restrictions on attendance at a meeting so long as stockholders or their proxies are not excluded, and adjournment of the meeting to be reconvened at a later date, as seem to him or her in order and not inconsistent with these Bylaws.

(b) No business shall be brought before any meeting except in accordance with the procedures set forth in these Bylaws, and the rules, if any, established by the chairman of the meeting for the conduct of the meeting; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting.

(c) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. The chairman of any meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, and, if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be conducted. At any adjourned meeting, any business may be transacted and any action taken which might have been transacted or taken at the original meeting.

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(d) To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, if applicable, for business other than a director nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at the principal executive office of the Corporation. (The exclusive procedures for stockholders to make nominations for the election of directors at any annual meeting are set forth in Section 4.3.) The content of the stockholders’ notice must comply with the requirements of this Section 3.6. The requirements of this Section 3.6 shall apply to any business a stockholder wishes to bring before an annual meeting, whether under Rule 14a-8 under the Exchange Act or otherwise. To be timely, a stockholder’s notice must be received at the principal office of the Corporation no fewer than 75 days prior to such annual meeting. In the event that fewer than 90 days’ notice or prior public disclosure of the date of such annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be so received not later than the close of business on the 15th day following the day on which such notice of the date of such annual meeting was mailed or such public disclosure was made, whichever first occurs. A written notice must (i) be signed, dated and delivered to the Corporate Secretary at the principal executive offices of the Corporation by the stockholder, (ii) identify the name and record address of the stockholder submitting the notice, (iii) include a brief description of the business, which must be a proper subject for stockholder action, desired to be brought before such annual meeting and the reasons for conducting such business, (iv) shall be accompanied by documentation to verify the class and number of shares of the Corporation that are beneficially owned by the stockholder submitting such notice in accordance with the Exchange Act, specifically the Proxy Rules Requirement, (v) contain a representation that the stockholder submitting the notice intends to appear in person or by proxy at the annual meeting to transact the business specified, (vi) contain a representation that the stockholder submitting the notice intends to continue ownership of shares of the voting stock through the date of the annual meeting, and (vii) set forth any material interest of the stockholder in the matter identified in (iii) above. The Corporation may require any stockholder submitting such notice to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of stockholders to give a written notice pursuant to this Section 3.6.

(e) At a special meeting, no business shall be transacted and no action shall be taken other than as stated in the notice of the meeting; provided that nothing herein shall prohibit the Board of Directors from submitting other matters to the stockholders at a Stockholder Requested Special Meeting.

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(f) To the extent authorized by the Board of Directors with respect to any meeting, stockholders may participate in such a meeting by use of any means of communication by which all stockholders participating may simultaneously hear each other during the meeting including, without limitation, by use of internet accessible electronic meeting facilities. A stockholder participating in a stockholders’ meeting by such means is deemed to be present in person at the meeting. Authorization of such electronic participation in such a meeting shall not eliminate the requirement that the meeting take place at a physical location at which stockholders may attend the meeting in person.

Section 3.7 Voting.

(a) Except as otherwise provided in Section 8.1(c) of these Bylaws, each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting.

(b) Subject to the determination of the Board of Directors of the Corporation to authorize action by written consent under Section 3(b) of the Common Stock Certificate of Designation, votes shall be cast in person or by proxy at annual or special meetings of the holders of the shares of voting stock entitled to vote. All voting, including the election of directors, may be by a voice vote; provided, however, that upon demand by a holder of voting stock entitled to vote or his or her proxy or in the discretion of the chairman of the meeting, a vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the rules of conduct established for the meeting.

(c) The Corporation shall appoint one or more inspectors to oversee, determine and certify attendance and results of any voting at the meeting and make a written report of the inspector’s determinations. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

(d) All elections for a seat on the Board of Directors shall be determined as provided by Section 4.5 of these Bylaws, and on all other matters, action shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater vote is prescribed by the Board of Directors or other person proposing the matter or otherwise required by these Bylaws.

(e) An abstention or an election by a stockholder not to vote on an action because of failure to receive voting instructions from the beneficial owner of the shares shall not be considered a vote cast.

(f) Stockholders shall not vote their shares cumulatively.

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Section 3.8 Voting Entitlement of Shares.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares standing in the name of a partnership may be voted by any partner. Shares standing in the name of a limited liability company may be voted as the articles of organization or an operating agreement may prescribe, or in the absence of any such provision as the managers, or if there are no managers, the members of the limited liability company may determine.

(c) Shares held by two or more persons as joint tenants or tenants in common or tenants by the entirety may be voted by any of such persons. If more than one of such tenants vote such shares, the vote shall be divided among them in proportion to the number of such tenants voting.

(d) Shares held by an administrator, executor, guardian, committee or curator representing the holder of voting stock may be voted by such person without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by the trustee, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into the trustee’s name.

(e) Shares standing in the name of a receiver or a trustee in proceedings under the applicable bankruptcy laws may be voted by such person. Shares held by or under the control of a receiver or a trustee in proceedings under the applicable bankruptcy laws may be voted by such person without the transfer thereof into his or her name if authority to do so is contained in an order of the court by which such person was appointed.

(f) Nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

(g) When shares are held by more than one fiduciary, the shares shall be voted as determined by a majority of such fiduciaries, except that: (i) if they are equally divided as to a vote, the vote of shares shall be divided equally and (ii) if only one of such fiduciaries is present in person or by proxy at a meeting, such fiduciary shall be entitled to vote all the shares.

(h) A holder of voting stock whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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Section 3.9 Proxies.

(a) At any meeting of the stockholders, every holder of voting stock entitled to vote may vote in person or by proxy. A stockholder or the stockholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which one can determine that the stockholder, the stockholder’s agent or the stockholder’s attorney-in-fact authorized the transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Subsection may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be voted after eleven months from its date, unless a longer period is expressly provided in the appointment form or electronic transmission.

(b) An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. An appointment made irrevocable in accordance with the immediately preceding sentence is revoked when the interest with which it is coupled is extinguished.

(c) The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Corporate Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

(d) Subject to Section 3.8 of these Bylaws and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission, the Corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment.

(e) Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

Section 3.10 Stockholders’ List.

(a) A complete list of stockholders entitled to vote at any meeting of stockholders, showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at the principal office of the Corporation or at the office of its transfer agent.

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(b) The stockholders’ list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

(c) If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until such requirements are complied with. Refusal or failure to prepare or make available the stockholders’ list shall not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the stockholders after the making of any such demand shall be invalid and of no effect.

ARTICLE 4 – BOARD OF DIRECTORS

Section 4.1 General Powers. Subject to the limitations of law and regulation, the Board of Directors shall determine the general policies that govern the operations of the Corporation, and the Corporation shall be under the direction of the Board of Directors.

Section 4.2 Number, Qualification and Term of Office.

(a) The Board of Directors of the Corporation shall consist of 13 persons, or such other number as the Director of the Federal Housing Finance Agency determines appropriate who shall be elected annually by the stockholders. The Board of Directors shall at all times have as members at least one person from the homebuilding industry, at least one person from the mortgage lending industry, at least one person from the real estate industry, and at least one person from an organization that has represented consumer or community interests for not less than two years or one person who has demonstrated a career commitment to the provision of housing for low-income households.

(b) Each member of the Board of Directors shall be elected for a term ending on the date of the next annual meeting of the stockholders.

(c) The Board of Directors shall establish standards and qualifications relating to independence from management and may establish other qualifications for service on the Board of Directors, including limitations on length of service and age, as required under, or consistent with, applicable laws, regulations and stock exchange listing standards.

Section 4.3 Nominations.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the

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Corporation at any annual meeting of stockholders may be made only by (i) the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section; this clause (ii) shall be the exclusive means for a stockholder to make nominations for election of directors at any annual meeting of stockholders. (The exclusive procedures for stockholders to bring business other than nominations before a stockholders’ meeting are set forth in Section 3.6.) Such nominations made by a stockholder entitled to vote in the election of directors shall be made pursuant to timely notice in writing to the Corporate Secretary at the principal executive office of the Corporation. To be timely, a stockholder’s notice shall be received no fewer than 75 days prior to the meeting. In the event that fewer than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Corporate Secretary shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which arrangements or understandings the nominations(s) are to be made by the stockholder and (iv) such other information regarding each nominee proposed by such stockholder as is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act; and (b) as to the stockholder submitting the notice, the notice must (i) be signed and dated by the stockholder, (ii) identify the name and record address of the stockholder submitting the notice, (iii) be accompanied by documentation to verify the class and number of shares of the Corporation that are beneficially owned by the stockholder submitting such notice in accordance with the Exchange Act, specifically the Proxy Rules Requirement, (iv) contain a representation that the stockholder submitting the notice intends to appear in person or by proxy at the annual meeting to make the nomination(s) the stockholder has proposed, and (v) contain a representation that the stockholder submitting the notice intends to continue ownership of shares of the voting stock through the date of the annual meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation and such nominee’s independence. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.

(b) The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and, if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Freddie Mac Bylaws

December 20, 2012

Section 4.4 Vacancies. Any seat on the Board of Directors that becomes vacant after the annual election of the directors may be filled only by the Board of Directors, but only for the unexpired portion of the term. If the directors remaining in office constitute fewer than six directors, the remaining directors may fill such vacant seats on the Board of Directors as may exist by the affirmative vote of a majority of such remaining directors.

Section 4.5 Elections.

(a) Each director nominated for a seat on the Board of Directors of the Corporation shall be elected only if he or she receives a majority of the votes cast with respect to his or her election at the annual meeting of stockholders, provided that if it is determined that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected (a “contested election”), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.

(b) Following any uncontested election, any incumbent director who was a nominee for a seat and who did not receive a majority of the votes cast by the stockholders shall promptly tender to the committee responsible for nominating and governance matters his or her offer of resignation for consideration by the Board of Directors. Within 60 days following certification of the election results, the committee of the Board of Directors responsible for nominating and governance matters shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the offered resignation. In determining whether or not to accept the offered resignation, the Board of Directors shall consider any recommendation of the committee responsible for nominating and governance matters, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant. No director who submits his or her resignation pursuant to this Section 4.5 shall participate in the deliberations or decisions of the committee responsible for nominating and governance matters or the Board of Directors regarding such director’s resignation.

(c) If the submitted resignation is not accepted by the Board of Directors, the director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her death, resignation, retirement or removal in accordance with these Bylaws, applicable law or regulation, whichever event shall first occur. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director who is not an incumbent director is not elected by the majority of the votes cast by the stockholders, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with Section 4.4 of these Bylaws.

Freddie Mac Bylaws

December 20, 2012

Section 4.6 Chairman. Each year at the first meeting of the Board of Directors following the annual stockholders’ meeting, the Board of Directors shall elect from among its members a person to serve as Chairman of the Board. The Chairman shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors at which he or she is present.

Section 4.7 Lead Director. If the Chairman is not independent from management under standards established by the Board of Directors pursuant to Section 4.2 of these Bylaws, those directors who are not employed by the Corporation shall elect from among themselves a person who is independent from management to serve as Lead Director. That election, if necessary, shall take place each year at the first meeting of the Board of Directors following the annual stockholders’ meeting and at any other time that the Board of Directors lacks a Lead Director who is independent from management. If the Chairman is independent from management, the Chairman shall serve as Lead Director unless the directors who are not employed by the Corporation elect from among themselves another director who is independent from management to serve as Lead Director. The Lead Director shall preside at all meetings of the directors who are not employees of the Corporation and of the directors who are independent from management at which he or she is present and shall perform such other duties as may be assigned by those directors.

Section 4.8 Regular Meetings. A regular meeting of the Board of Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such place as the Board of Directors may designate by resolution and without other notice than such resolution. The Board of Directors may provide, by resolution, for the date, time and place of additional regular meetings without other notice than such resolution.

Section 4.9 Special Meetings.

(a) Special meetings of the Board of Directors may be called by a majority of the directors then in office or by the Chairman and shall be held on such date, at such time and at such place as they or he or she shall fix. Notice of the date, time and place of each such special meeting shall be given in accordance with Section 7.1 of these Bylaws to each director by (i) written notice given by mail, private courier or in person not less than 48 hours before the meeting, (ii) oral notice given in person or by telephone not less than 24 hours before the meeting or (iii) electronic transmission sent not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(b) A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Freddie Mac Bylaws

December 20, 2012

Section 4.10 Quorum. At any meeting of the Board of Directors, a quorum shall consist of the greater of (i) one-third of the fixed number of directors or the prescribed number within a variable range of directors, as applicable, or (ii) a majority of the directors then in office. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another date, time or place, without further notice or waiver thereof. Members may not be represented by proxy at any meeting of the Board of Directors.

Section 4.11 Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or of such committee by any means of communication by which all members participating in the meeting can simultaneously hear each other during the meeting and such participation shall constitute presence in person at such meeting.

Section 4.12 Conduct of Business.

(a) At each meeting of the Board of Directors, the Chairman shall preside or, in the absence of the Chairman, a director selected by the Board of Directors. The Corporate Secretary or an Assistant Secretary designated by the Corporate Secretary shall act as secretary for the meeting, unless the Chairman or director presiding at the meeting appoints another individual present at the meeting to act as secretary for the meeting.

(b) At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided in these Bylaws or in the Virginia Stock Corporation Act. A director shall not vote by proxy. A director present at a meeting is presumed to assent to actions unless the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specified business at the meeting or the director votes against or abstains from the action and such objection, dissent or abstention is entered into the minutes of the meeting.

(c) Action may be taken by the Board of Directors without a meeting if each director signs a consent describing the action to be taken and delivers it to the Corporation. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation prior to delivery to the Corporation of unrevoked written consents signed by all the directors. Such written consent and the signing thereof may be accomplished by one or more electronic transmissions.

(d) Action taken under the preceding paragraph shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event such action shall be effective as of the date specified therein, provided that the consent contains the date of execution of each director.

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December 20, 2012

(e) A consent signed under this Section shall have the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.

Section 4.13 Reimbursement and Compensation of Directors. Pursuant to resolution of the Board of Directors, directors, as such, may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors and may receive reimbursement of expenses incurred in respect of rendering such services; except that any member of the Board of Directors who is a full-time officer or employee of the federal government or full-time officer or employee of the Corporation shall not receive compensation for services as a member of the Board of Directors or as a member of any committee of the Board of Directors.

Section 4.14 Committees of the Board of Directors.

(a) The Board of Directors may, from time to time, designate committees of the Board of Directors (and subcommittees of those committees), with such delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect at least two directors to serve as the members. Any committee or subcommittee so designated may exercise the power and authority of the Board of Directors to the extent any resolution of the Board of Directors shall so provide, except that a committee or subcommittee may not: (i) approve or recommend to stockholders action that these Bylaws require be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) adopt, amend or repeal these Bylaws; (iv) approve a plan of merger not requiring stockholder approval; (v) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vi) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or the Chairman to do so subject to such limits, if any, as may be prescribed by the Board of Directors.

(b) Unless otherwise provided by Board of Directors or committee or subcommittee resolution, the provisions of these Bylaws on date, time and place of, and notice required for, meetings of the Board of Directors shall govern committees of the Board of Directors (and their subcommittees). A majority of directors then appointed as members of a committee or a subcommittee shall constitute a quorum and all matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Action may be taken by a committee (or a subcommittee) without a meeting if each member signs a consent describing the action to be taken and delivers it to the Corporation. A member’s consent may be withdrawn by a revocation signed by the member and delivered to the Corporation prior to delivery to the Corporation of unrevoked written consents signed by all the members. Such written consent and the

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December 20, 2012

signing thereof may be accomplished by one or more electronic transmissions. All minutes of committee or subcommittee meetings and unanimous consents of action taken by a committee or a subcommittee without a meeting shall also be submitted to the Board of Directors.

(c) The Board of Directors shall designate committees responsible for overseeing the Corporation’s financial statements and relationship with its independent auditor, executive compensation matters and governance and nominating matters. The membership of each of those committees shall consist solely of directors who are independent from management under the standards established pursuant to Section 4.2 of these Bylaws and shall comply with applicable laws, regulations and listing standards.

Section 4.15 Resignation. Any director may resign at any time by delivering a written resignation to the Board of Directors, the Chairman or the Corporate Secretary. A resignation shall be effective upon delivery unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the successor does not take office until the effective date.

Section 4.16 Removal of Directors. At a Stockholder Requested Special Meeting called expressly for that purpose, any director may be removed, but only with cause, by a vote of the holders of a majority of the voting stock then entitled to vote at an election of directors.

Section 4.17 Termination of Voluntary Registration of Common Stock. The Corporation shall take no action to terminate the registration of the Corporation’s common stock under Section 12(g) of the Exchange Act, unless such action has been approved by unanimous action of all members of the Board of Directors then in office.

ARTICLE 5 – OFFICERS

Section 5.1 Number. There shall be a Chief Executive Officer of the Corporation and a Senior Vice President – General Auditor. Other officers of the Corporation may include a President, a Chief Operating Officer, a Chief Compliance Officer, a Chief Enterprise Risk Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President and may be given other descriptive titles), a Corporate Secretary and all other officers or assistant officers deemed necessary and desirable for the conduct of the Corporation’s business. Any of the above offices may be held by the same person, except that the office of the Corporate Secretary may not be held by the same person that holds the office of Chief Executive Officer, President, Chief Operating Officer or Senior Vice President – General Auditor.

Freddie Mac Bylaws

December 20, 2012

Section 5.2 Appointment and Term.

(a) The Board of Directors shall elect the Chief Executive Officer.

(b) The Audit Committee of the Board of Directors shall elect the Senior Vice President – General Auditor.

(c) Except as otherwise determined by the Board of Directors or provided herein, the Chief Executive Officer shall appoint all additional officers at the Executive Vice President and Senior Vice President level or above.

(d) Except as otherwise determined by the Board of Directors or provided herein, the Chief Executive Officer or his designee(s) (each individually an “Appointing Officer” and collectively the “Appointing Officers”) shall appoint all officers at the Vice President level and below, other than those identified in Sections 5.2 (a), (b) and (c).

(e) Except as provided herein, the appointment by the Chief Executive Officer of a Chief Compliance Officer or a Chief Enterprise Risk Officer shall be subject to the approval of the Board of Directors; and, the appointment of a President and/or Chief Operating Officer, if one or both of such positions are to be filled, shall be subject to prior review by the Chairman of the Board of Directors and, if the Chairman so determines, by the Board of Directors.

(f) Any appointment by an Appointing Officer under this section is subject to the legal, regulatory or supervisory limitations, requirements and approvals that apply to appointments by the Board of Directors. Each officer elected by the Board of Directors or appointed by an Appointing Officer shall hold office until his or her successor is elected or appointed and qualified or until his or her death, resignation or removal as provided in this Article 5. Election or appointment of an officer shall not, in and of itself, create any contract rights in the officer against the Corporation.

Section 5.3 Removal, Resignation, Vacancy.

(a) Any officer may be removed, with or without cause, by a vote of the Board of Directors. The Senior Vice President – General Auditor may be removed, with or without cause, by a vote of the Audit Committee. Except as otherwise determined by these Bylaws or the Board of Directors, an Appointing Officer may remove, with or without cause, any officer he or she may appoint, provided, however, that the removal of a Chief Compliance Officer or a Chief Enterprise Risk Officer shall be subject to the approval of the Board of Directors.

(b) Any officer may resign at any time by delivering a notice of resignation to the Corporation. A resignation shall be effective upon delivery unless the notice specifies a later effective time. If a resignation is made effective at a later time, the Board of Directors or the appropriate Appointing Officer may fill the pending vacancy

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December 20, 2012

before the effective time if the successor does not take office until the effective time. A vacancy in any office shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.

Section 5.4 Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 5.5 Duties. The officers of the Corporation shall have such powers and duties as are provided for in these Bylaws as well as such other authority as provided by the Board of Directors or, in the case of the officers other than the Chief Executive Officer, by the appropriate Appointing Officer.

Section 5.6 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be primarily responsible for the implementation of the policies, orders and resolutions of the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have general charge of and responsibility for supervision of the business and affairs of the Corporation. The Chief Executive Officer may sign and execute in the name of the Corporation all certificates, contracts and instruments. The Chief Executive Officer may vote stock in other corporations, in person or by proxy, and shall perform such other duties of management as may be commonly incident to the office of chief executive or as may be prescribed by resolution or as otherwise may be assigned to the Chief Executive Officer by the Board of Directors.

Section 5.7 President. The President shall perform such duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

Section 5.8 Chief Operating Officer. The Chief Operating Officer shall perform such duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

Section 5.9 Senior Vice President – General Auditor. The Senior Vice President – General Auditor shall report to, and be hired, supervised and terminated, if deemed appropriate, by the Audit Committee of the Board of Directors. The Senior Vice President – General Auditor shall be responsible for examining and evaluating the adequacy and effectiveness of the Corporation’s system of internal controls. The Senior Vice President – General Auditor shall perform such other duties as from time to time may be assigned by the Audit Committee of the Board of Directors.

Section 5.10 Vice Presidents. The Corporation shall have one or more Vice Presidents, which may include Executive Vice Presidents or Senior Vice Presidents, elected or appointed as herein provided. Each such Vice President shall have such duties as from time to time may be assigned to him or her by the Board of Directors, the

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December 20, 2012

appropriate Appointing Officer or the supervising officer to whom a Vice President reports directly or that are commonly incident to such Vice President’s office.

Section 5.11 Corporate Secretary. The Corporate Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and of committees of the Board of Directors and their subcommittees in books provided for that purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of these Bylaws; may sign certificates of stock of the Corporation with the Chief Executive Officer; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents as appropriate; shall certify all documents pertaining to actions of the stockholders and the Board of Directors and any of its committees (and their subcommittees) and all other corporate documents and, in general, shall perform all duties and have all powers as may be commonly incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Corporate Secretary by the Board of Directors or the Chief Executive Officer. The Corporate Secretary may appoint such Assistant Secretaries as he or she deems appropriate. The duties of the Corporate Secretary may be performed by one or more Assistant Secretaries.

Section 5.12 Delegation of Authority. Subject to the control of the Board of Directors, the functions delegated to the holder of a particular office pursuant to these Bylaws (the “Officer”) shall be performed by such holder, or under his or her direction, by such individuals as may from time to time be delegated authority to perform such functions by the Officer. A person to whom a function is delegated by the Board of Directors may further delegate that function to another person under his or her direction to the extent that such person is permitted to do so by the original delegation to him or her by the Board of Directors.

ARTICLE 6 – INSPECTION OF RECORDS

Section 6.1 Inspection of Records by Stockholders.

(a) The Corporation’s Bylaws and all amendments thereto, all Board of Directors resolutions creating one or more classes or series of shares and minutes of all stockholders’ meetings for the then most recent three years, all written communications to stockholders generally within the past three years (including all financial statements furnished for the past three years) and the names and business addresses of its current directors and officers shall be open to inspection at the Corporation’s principal office during its regular business hours upon written request therefor, received by the Corporation at least five business days prior to the date such inspection is requested, from any person who is a stockholder.

(b) Excerpts from the minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors (or a subcommittee of a committee) while acting in place of the Board of Directors on behalf of the Corporation,

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December 20, 2012

minutes of any meeting of the stockholders, and records of action taken by the Board of Directors without a meeting, to the extent not subject to inspection under Subsection (a), accounting records of the Corporation and the record of stockholders shall be open to inspection at a reasonable location specified by the Corporation during its regular business hours upon written request therefor, received by the Corporation at least five business days prior to the date such inspection is requested, provided that the request is made by a stockholder who has been a stockholder of record for at least six months immediately preceding such request or is the holder of record of at least five percent of all of the Corporation’s outstanding shares, and provided further that (i) such request is made in good faith and for a proper purpose, (ii) such request describes with reasonable particularity the purpose of such request and the records to be inspected, and (iii) the records requested are directly connected with his or her purpose. The stockholder’s written request shall be accompanied by (i) documentation to verify the class and number of shares of the Corporation that are beneficially owned by the stockholder in accordance with the Proxy Rules Requirements and (ii) proof of the stockholder’s ownership when making a request under this Subsection (b).

(c) Any inspection made pursuant to this Section may be made in person or by an agent or attorney and shall include the right to make copies, including copies through an electronic transmission if available and so requested by the stockholder. A request for any such inspection shall be served upon the Chief Executive Officer or the Corporate Secretary. This right of inspection is in addition to the stockholders’ right to inspect the stockholders’ list as provided in Section 3.10 of these Bylaws.

(d) For purposes of this Section, stockholder includes a beneficial owner whose shares are held in a voting trust or by a nominee on the stockholder’s behalf.

Section 6.2 Inspection of Records by Directors. A director of the Corporation is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee or a subcommittee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE 7 – NOTICES

Section 7.1 Notices.

(a) Except as otherwise specifically provided in these Bylaws, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing, in the English language (unless otherwise agreed by the sender and the recipient) and may in every instance be effectively given by hand delivery; by mail or commercial courier; or by electronic transmission. Where these Bylaws expressly permit oral notice, such notice may be communicated in person, by telephone, voice mail or by other electronic means. If these forms of personal notice are impracticable,

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notice may be communicated by a newspaper of general circulation in the area where the notice is intended to be given or by radio, television or other form of public communication in the area where notice is intended to be given. In addition to the manner in which notices may be given under these Bylaws, notices may also be given as set forth in the Common Stock Certificate of Designation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders or directors, any notice to stockholders or directors given by the Corporation under these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or the director to whom notice is given, provided that it shall not be necessary to obtain consent to send notices of meetings of directors to directors by electronic transmission except to the extent required under Section 3.3(c)(y) of these Bylaws. In the case of stockholders’ meeting notices given to employee stockholders where such employees have regular access to electronic mail delivery in the course of their employment, consent to receipt of such notices by electronic transmission to the employee’s employment related e-mail address shall be implied unless and until the employee specifies a different address to which notices should be electronically transmitted or requests delivery of notice in print.

(c) Any consent to receive notices by electronic transmission shall be revocable by the stockholder or director by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided however, that inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(d) Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation, or in the case of a notice given by electronic transmission, shall be sent to the address at which the stockholder or director has consented to receive notice or, in the case of notices of directors’ meetings delivered by electronic transmission, sent to an information processing system that the director has designated or uses for the purpose of receiving electronic transmissions.

(e) Notice to a stockholder, if given by mail or physical delivery, is effective (i) upon deposit in the United States mail or (ii) when the physical delivery is actually received or left at the stockholder’s address of record. Notice to persons other than stockholders, if given by physical delivery or mail, is effective at the earliest of the following (i) when it is actually received; (ii) five days after its deposit in the United States mail; (iii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by the addressee; (iv) in the case of notice to a director, when it is left at the director’s residence or usual place of

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business; or (v) in the case of notice to the Corporation, when it is left at the Corporation’s principal place of business or at the Corporation’s registered office when left with the Corporation’s registered agent.

(f) Oral notice is effective when communicated.

(g) Notice given by electronic transmission to a stockholder, director or other person, who has consented to receive notices by such means, or whose consent is not required under Subsection (b) of this Section, is effective when received. An electronic transmission is received when (i) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission and (ii) it is in a form capable of being processed by that system. An electronic transmission is received even if no individual is aware of its receipt.

(h) The Corporation shall be deemed to have delivered notice of an annual or special meeting of stockholders who share a common address as shown on the Corporation’s current record of stockholders if (i) the Corporation delivers one meeting notice to the common address; (ii) the Corporation addresses the meeting notice (or a proxy statement, annual report, or notice of Internet availability of proxy materials containing such meeting notice)(collectively, the “Meeting Notice”) to those stockholders sharing a common address either as a group (for example, “Jane Doe and Household” or “The Smith Family”), to each of them individually (for example, “Jane Doe, John Doe and Richard Doe”) or to the stockholders in a form to which each of those stockholders has consented in writing; (iii) each of those stockholders consents, including any implied consent pursuant to Virginia Stock Corporation Act § 13.1-610.1(B), in accordance with procedures required by Rule 14a-3(e) of Regulation 14A (Solicitation of Proxies) under the Exchange Act of 1934, to the delivery of a single Meeting Notice to the stockholders’ common address; (iv) the Corporation delivers a separate proxy card for each stockholder at the common address; and (v) the Corporation includes in the Meeting Notice an undertaking to deliver promptly, upon written or oral request, a separate copy of the Meeting Notice to a stockholder at a common address to which a single copy of the Meeting Notice was delivered. If a stockholder, orally or in writing revokes a consent to delivery of one Meeting Notice to a common address, the Corporation shall begin providing individual notices to the revoking stockholder no later than 30 days after the Corporation receives revocation of the stockholder’s consent.

Section 7.2 Written Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

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ARTICLE 8 – INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 8.1 Indemnification.

(a) Subject to the conditions set forth in Subsection (b) of this Section, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, including a derivative action or action brought by the Corporation (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), shall be indemnified and held harmless by the Corporation against all liability (including the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to an employee benefit plan) and expense (including attorneys’ fees) reasonably incurred or suffered by such indemnitee in connection therewith, except such liabilities and expenses as are incurred because of the indemnitee’s willful misconduct or knowing violation of the criminal law; provided, however, that the Corporation may not indemnify an indemnitee in connection with any proceeding charging improper personal benefit to the indemnitee, whether or not involving action in his or her official capacity, to the extent the indemnitee was adjudged liable on the basis that personal benefit was improperly received by the indemnitee. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b) Indemnification shall be made by the Corporation only as authorized in the specific case after a determination has been made as provided in Subsection (c) of this Section that the indemnitee met the relevant standard of conduct set forth in Subsection (a) of this Section. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the indemnitee did not meet the standard of conduct set forth in Subsection (a) of this Section.

(c) The determination of whether the indemnitee met the standard of conduct set forth in Subsection (a) of this Section shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel (1) selected by the Board of Directors or its committee in a manner prescribed in Subsection (c)(i) or (c)(ii) hereof, or (2) if a quorum of the Board of Directors cannot be obtained under Subsection (c)(i) hereof and a committee cannot be

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designated under Subsection (c)(ii) hereof, selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the stockholders, provided, however, that shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as provided in Subsection (c) of this Section, provided however, that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to the reasonableness of expenses shall be made by those entitled under Subsection (c)(iii) of this Section to select such special legal counsel.

(e) Notwithstanding any other provision of this Section, the Corporation shall indemnify a director or indemnitee who entirely prevails, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party because he or she is or was director or officer or employee of the Corporation or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan, against reasonable expenses (including attorneys’ fees) incurred by the indemnitee in connection with the proceeding.

(f) Except as provided in Section 8.2 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(g) The rights to indemnification and liability limitation conferred in this Article 8 shall be deemed a contract right between an individual indemnitee and the Corporation, and any subsequent repeal or modification of these Bylaws shall not diminish the indemnitee’s rights under this Article 8 with respect to any act or omission occurring before such amendment.

(h) The indemnitee shall have the right to be paid by the Corporation the expenses reasonably incurred or suffered in defending any proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses shall be made (i) only upon delivery to the Corporation of a written statement by the indemnitee of the indemnitee’s good faith belief that he or she has met the standard of conduct set forth in Subsection (a) of this Section, and (ii) only if the indemnitee furnishes to the Corporation a written undertaking, executed by or on behalf of such indemnitee, to repay any funds advanced if the indemnitee is not entitled to mandatory indemnification under Subsection (e) of this Section and it is

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ultimately determined that such indemnitee did not meet the standard of conduct set forth in Subsection (a) of this Section. The undertaking required by provision (h)(ii) of this Subsection shall be an unlimited general obligation of the indemnitee but need not be secured and shall be accepted without reference to the financial ability of the indemnitee to make repayment.

(i) The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation with the same scope and effect as the indemnification of indemnitees as provided in this Article 8.

(j) The Chief Executive Officer is authorized to enter into contracts of indemnification with each indemnitee of the Corporation with respect to the indemnification provided in this Article 8 and renegotiate such contracts as necessary to reflect changing laws and business circumstances.

Section 8.2 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 of these Bylaws is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter apply to either the United States District Court for the district within which the Corporation’s principal office is located or to the court where the proceeding is pending, if any, for an order directing the Corporation to make an advancement of expenses or to provide indemnification. The court shall order the Corporation to make an advancement of expenses or to provide indemnification, as the case may be, if it determines that the indemnitee is entitled under these Bylaws to such an advancement of expenses or indemnification, and in such event shall order the Corporation to pay the indemnitee’s reasonable expenses (including attorneys’ fees) to obtain the order. Neither the failure of the Corporation (including its Board of Directors, committee, special legal counsel or its stockholders) to have made a determination, as provided in Subsection (c) of Section 8.1 of these Bylaws, prior to the commencement of such action permitted by this Section, that the indemnitee is entitled to receive an advancement of expenses or indemnification, nor the determination by the Corporation (including its Board of Directors, committee, special legal counsel or its stockholders) that the indemnitee is not entitled to an advancement of expenses or indemnification, shall create a presumption to that effect or otherwise itself be a defense to that indemnitee’s application for an advancement of expenses or indemnification.

Section 8.3 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute (including the Corporation’s enabling legislation), or any agreement, vote of stockholders or disinterested directors or otherwise.

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Section 8.4 Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of itself and also on behalf of any individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity against any expense, liability or loss, asserted against or incurred or suffered by him or her in that capacity or arising from his or her status as a director, officer, manager, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 8.

Section 8.5 Limitation of Liability. No monetary damages or monetary liability of any kind may be assessed against an officer or director in any proceeding brought by or in the right of the Corporation or brought by or on behalf of the stockholders of the Corporation; provided, however, that this elimination of liability shall not be applicable if the officer or director engaged in willful misconduct, a transaction from which the director or officer derived an improper personal benefit, or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or the manipulation of the market for any security.

ARTICLE 9 – SEAL

Section 9.1 Corporate Seal. The Board of Directors may adopt a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Corporate Secretary.

ARTICLE 10 – FISCAL YEAR

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

ARTICLE 11 – MISCELLANEOUS

Section 11.1 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used in making such computations, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 11.2 Severability. If any provision or provisions of these Bylaws shall be held invalid or unenforceable for any reason whatsoever, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and, to the fullest extent possible, the remaining provisions shall be construed

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so as to effectuate the intent manifested by the invalidated or unenforceable provision(s).

Section 11.3 Corporate Governance Practices and Procedures and Governing Law.

(a) The corporate governance practices and procedures of the Corporation shall comply with the Corporation’s enabling legislation and other Federal law, rules, and regulations, and shall be consistent with the safe and sound operation of the Corporation. To the extent not inconsistent with the foregoing, the Corporation shall follow the corporate governance practices and procedures of the law of the Commonwealth of Virginia, including without limitation the Virginia Stock Corporation Act as the same may be amended from time to time. Subject to all of the foregoing, these Bylaws and any rights and obligations created by these Bylaws shall be construed in accordance with, and governed by, the laws of the United States, using the law of the Commonwealth of Virginia as the federal rule of decision in all instances.

(b) Section 1.1, Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 3.2, Section 3.7, Section 4.1, Section 4.2, Section 4.5, Section 4.17, Article 8, Section 11.3, Section 11.4, Section 11.6, Article 12 of these Bylaws, and any new bylaw which may be adopted from time to time and designated as a “Level 1 Provision” in accordance with Article 12 of these Bylaws shall collectively be referred to herein as “Level 1 Provisions.” Level 1 Provisions shall be deemed to constitute provisions of the Corporation’s “articles of incorporation” for all purposes of the Virginia Stock Corporation Act. Any bylaw that is not a Level 1 Provision and any new bylaw that may be adopted from time to time and is not designated as a “Level 1 Provision” by the Board of Directors shall collectively be referred to herein as “Level 2 Provisions.”

Section 11.4 Certificates of Designation. The provisions of these Bylaws shall supplement the terms of the Common Stock Certificate of Designation and any certificate of designation approved by the Board of Directors with respect to any class of the Corporation’s preferred stock. In the event of any conflict between the terms of any such certificate of designation and these Bylaws, the terms of the certificate of designation shall govern.

Section 11.5 Statutory References. Each reference in these Bylaws to a particular statute or regulation, or a provision thereof, is a reference to such provision as amended or re-enacted or as modified by other statutory provisions from time to time and includes subsequent legislation and regulations made under the relevant statute.

Section 11.6 Control Share Acquisitions. Article 14.1 of the Virginia Stock Corporation Act shall not apply to acquisitions of shares of the Corporation. This section has been included in these Bylaws for the avoidance of doubt as to whether the election of Virginia law in Section 11.3 and other sections of these Bylaws for purposes of the

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Corporation’s corporate governance practices and procedures was intended to include Article 14.1 of the Virginia Stock Corporation Act.

ARTICLE 12 – AMENDMENTS

Section 12.1 General. Subject to the provisions of this Article 12, Level 1 Provisions or Level 2 Provisions may be amended, adopted, rescinded or repealed by the Board of Directors or the stockholders at any meeting, provided that in the case of such an action by the stockholders, notice of the proposed change must be given in the notice of the meeting.

Section 12.2 Amendment by the Board of Directors. Any new bylaw adopted by the Board of Directors and any Level 1 Provision, may be amended only by the Board of Directors pursuant to Section 12.1 of these Bylaws. Upon adopting or amending such bylaw, as the case may be, the Board of Directors shall designate such bylaw as a “Level 1 Provision” for all purposes under these Bylaws. If the Board of Directors does not designate a bylaw as a Level 1 Provision or if the Board of Directors is otherwise silent on the designation, the bylaw shall be deemed to be a Level 2 Provision.

Section 12.3 Amendment by the Stockholders. Notwithstanding any other provisions of these Bylaws, or any provisions of law, which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the stockholders required by law, the Common Stock Certificate of Designation, or these Bylaws, the affirmative vote of the holders of at least a majority of all shares of voting stock then outstanding and entitled to vote shall be required to amend, adopt, rescind or repeal any Level 2 Provision of these Bylaws (the “Proposed Level 2 Provision”); provided, however, that, as determined by the Board of Directors, (i) the Proposed Level 2 Provision shall comply with the Corporation’s enabling legislation and other Federal law, rules, regulations, regulatory guidance and other issuances, (ii) the Proposed Level 2 Provision shall be consistent with the safe and sound operation of the Corporation, (iii) the subject matter of the Proposed Level 2 Provision does not or would not involve the subject matter of any Level 1 Provision, the Common Stock Certificate of Designation or any other certificate of designation of the Corporation, and (iv) the Proposed Level 2 Provision does not or would not be inconsistent with any Level 1 Provision, the Common Stock Certificate of Designation or any other certificate of designation of the Corporation. The stockholders may not amend, adopt, rescind or repeal any Level 1 Provision unless such action is explicitly authorized and referred to the stockholders by the Board of Directors (for the avoidance of doubt, this Section 12.3 in no way obligates the Board of Directors to seek stockholder approval for any action pursuant to Section 12.2 of these Bylaws) in which case such amendment, adoption, rescission, or repeal shall be by the affirmative vote of the holders of at least a majority of all shares of the voting stock then outstanding and entitled to vote.